                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 27, 1999


                                 REGENCY BANCORP
             (Exact name of registrant as specified in its charter)


        California                       000-23815                 77-0378956
(State or other jurisdiction       (Commission File Number)     (IRS Employer
     of incorporation)                                       Identification No.)




7060 N. Fresno, Fresno, California                              93720
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:   (559) 438-2600


                                 Not Applicable
         (Former name or former address, if changed since last report).




                                                               Page 1 of 4 pages


                                                 The Exhibit Index is on Page 4.


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Item 5.           OTHER EVENTS.

                  The Registrant and Zions Bancorporation issued a joint press release dated April 27, 1999, announcing the signing of an Agreement and Plan of Merger dated as of April 27, 1999 (the "Agreement"), by and among Zions Bancorporation, Regency Bancorp and Regency Bank. Pursuant to the Agreement, Regency Bancorp will merge with and into Zions Bancorporation in a tax-free merger intended to be accounted for as a pooling of interests (the "Merger") with outstanding shares of Regency Bancorp converted into 0.3233 of a share of Zions Bancorporation, subject to certain adjustments, and Regency Bank will merge with and into California Bank and Trust, a subsidiary of Zions Bancorporation. The Agreement includes among its terms, the grant of a stock option to Zions Bancorporation to acquire up to 19.9% of the outstanding Regency Bancorp shares upon the occurrence of certain events pursuant to a Stock Option Agreement dated as of April 27, 1999. The Merger is subject to the approval of Regency Bancorp shareholders and applicable regulatory approvals. The foregoing is qualified by reference to the Agreement and Plan of Merger attached as Exhibit 2.1, the Stock Option Agreement attached as Exhibit 2.2, and the joint press release attached as Exhibit 99.1, which are incorporated by reference herein.


Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS.

                  Not Applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not Applicable.

         (c)      EXHIBITS.

                   (2.1)   Agreement and Plan of Merger dated April 27, 1999
                   (2.2)   Stock Option Agreement dated as of April 27, 1999
                  (99.1)   Joint press release dated April 27, 1999


                                       2
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 REGENCY BANCORP




Date: May 4, 1999                                /s/ STEVEN R. CANFIELD
                                                 ----------------------
                                                 Steven R. Canfield
                                                 EVP & CFO


                                       3
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                                  EXHIBIT INDEX
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


    Exhibit No.                            Description
    -----------                            -----------
        2.1             Agreement and Plan of Merger date April 27, 1999

        2.2             Stock Option Agreement dated as of April 27, 1999

        99.1                Joint Press Release dated April 27, 1999
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